UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005
PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number )	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)
(432) 684-3727
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Third Amendment to Second Amended/Restated Credit Agreement
Purchase and Sale Agreement
Ancillary Agreement to Purchase and Sale Agreement
Guarantee of Parallel, L.P.
ISDA Master Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     Third Amendment.
     On October 14, 2005, Parallel Petroleum Corporation and its subsidiaries, Parallel, L.P. and Parallel, L.L.C., entered into a Third Amendment to Second Amended and Restated Credit Agreement, dated as of October 13, 2005, with Citibank Texas, N.A., formerly known as First American Bank, SSB, and the other financial institutions parties thereto. This Third Amendment:
•	extended the maturity date of the revolving loan facility from December 31, 2008 to October 31, 2010;

•	amended the definition of “LIBOR Margin” to reduce the applicable margin;

•	amended the oil and gas hedging covenants to change the required hedging volumes from 50% of oil production to 50% of oil and natural gas production and by increasing the percentage of oil and gas production that Parallel may voluntarily elect to hedge; and

•	increased the “borrowing base” from $90 million to $100 million, which will again be redetermined on or about April 1, 2006. The $10 million borrowing base increase is based on the bank lenders’ evaluation of Parallel’s total proved reserves as of June 30, 2005 and does not include or give effect to the proposed purchase of oil and gas properties described below under the caption “Acquisition of Oil and Gas Properties.”
     The above summary of the material provisions of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Third Amendment, which is attached to this Current Report on From 8-K as Exhibit 10.1.
     Acquisition of Oil and Gas Properties.
     On October 14, 2005, Parallel, L.P., a wholly-owned subsidiary of Parallel Petroleum Corporation (collectively, “Parallel”), entered into a Purchase and Sale Agreement with Lynx Production Company, Inc. and nine other unaffiliated parties for the purchase of producing and non-producing oil and gas properties located in Andrews and Gaines Counties, Texas in the Permian Basin of west Texas. In a separate but related Ancillary Agreement to Purchase and Sale Agreement, dated October 14, 2005, between Parallel, L.P. and Lynx Production Company, Inc., Lynx reserved a 10.0% working interest in the properties being sold to Parallel, L.P. under the Purchase and Sale Agreement. After giving effect to the 10% interest reserved by Lynx under the Ancillary Agreement to Purchase and Sale Agreement, the total purchase price, excluding adjustments, for the properties is $44.5 million. In addition to its 10% reserved interest, Lynx has the right to acquire an undivided 10% of the interest acquired by Parallel in oil and gas leases within a specified area of mutual interest. Additionally, each of Parallel and Lynx have reciprocal lease acquisition rights, for a period of three years, which entitles Parallel and Lynx to acquire from the other certain oil and gas leasehold interests that they may acquire within specified lands. The effective date of the purchase will be November 1, 2005. Parallel, L.P. will acquire a 90.0% working interest and 67.5% net revenue interest in the properties.

Under terms of the Purchase and Sale Agreement, Parallel Petroleum Corporation or Parallel, L.P. will become operator of the properties.
     Under the Purchase and Sale Agreement, Parallel, L.P. will acquire approximately 6,100 gross (5,490 net) acres and 35 gross (31.5 net) producing oil and gas wells.
     The purchase of the properties will be closed in multiple transactions which are presently scheduled to occur during the period from November 15, 2005 to January 15, 2006. The closings are subject to customary conditions, including the absence of any proceedings before any court or governmental authority, the accuracy of representations and warranties of the parties, all necessary consents of and filings with any state or federal governmental authority having been obtained, and the due and valid authorization, execution and delivery of the Purchase and Sale Agreement by all parties.
     Under an ISDA Master Agreement, dated as of October 13, 2005, between Citibank, N.A. and Parallel, L.P., Parallel, L.P. hedged barrels of oil associated with the Purchase and Sale Agreement, as shown in the table below.

Calendar	Barrels of Oil	Total	NYMEX Collar
Year	per day	Barrels	Floor	Cap
2006	300	109,500	$55.00	$82.50
2007	300	109,500	$55.00	$79.50
2008	300	109,800	$55.00	$76.50
2009	250	91,250	$55.00	$73.00
2010	250	76,000	$55.00	$71.00
     Parallel’s cost of implementing the hedges was $1.5 million. Parallel Petroleum Corporation guaranteed payment and performance of the liabilities and obligations of Parallel, L.P. arising out of the ISDA Master Agreement executed by Citibank, N.A. and Parallel, L.P. in connection with the hedges described above.
     Parallel has no relationship with Lynx Operating Company, Inc. or any of the other selling parties, other than in respect of the Purchase and Sale Agreement and the Ancillary Agreement to Purchase and Sale Agreement.
     Parallel intends to finance the purchase price with loan proceeds drawn under Parallel’s revolving credit facility provided by Citibank Texas, N.A., BNP Paribas and Western National Bank, and has requested that the bank lenders redetermine the borrowing base assuming completion of the acquisition of the oil and gas properties from Lynx Production Company, Inc.
     All of the properties to be acquired from Lynx and the other selling parties will be pledged as additional collateral to further secure the payment and performance of Parallel’s indebtedness and obligations under its revolving credit facility.
     The above summary of the material provisions of the Purchase and Sale Agreement and related agreements does not purport to be complete and is qualified in its entirety by reference to the terms of the Purchase and Sale Agreement, Ancillary Agreement to Purchase and Sale Agreement, Guarantee, and ISDA Master Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.2 through 10.5.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated as of October 13, 2005

10.2	Purchase and Sale Agreement, dated as of October 14, 2005, among Parallel, L.P., Lynx Production Company, Inc., Elton Resources, Inc., Cascade Energy Corporation, Chelsea Energy, Inc., William P. Sutter, Trustee, William P. Sutter Trust, J. Leroy Bell, E. L. Brahaney, Brent Beck, Cavic Interests, LLC and Stanley Talbott

10.3	Ancillary Agreement to Purchase and Sale Agreement, dated October 14, 2005, between Parallel, L.P. and Lynx Production Company, Inc.

10.4	Guarantee of Parallel, L.P., dated October 13, 2004

10.5	ISDA Master Agreement, dated as of October 13, 2005, between Parallel, L.P. and Citibank, N.A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: October 19, 2005

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham

Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated as of October 13, 2005

10.2	Purchase and Sale Agreement, dated as of October 14, 2005, among Parallel, L.P., Lynx Production Company, Inc., Elton Resources, Inc., Cascade Energy Corporation, Chelsea Energy, Inc., William P. Sutter, Trustee, William P. Sutter Trust, J. Leroy Bell, E. L. Brahaney, Brent Beck, Cavic Interests, LLC and Stanley Talbott

10.3	Ancillary Agreement to Purchase and Sale Agreement, dated October 14, 2005, between Parallel, L.P. and Lynx Production Company, Inc.

10.4	Guarantee of Parallel, L.P., dated October 13, 2004

10.5	ISDA Master Agreement, dated as of October 13, 2005, between Parallel, L.P. and Citibank, N.A.